EXHIBIT 99.1

201 Technology Dr. • Irvine • California •92618
Tel: 949-450-5400
Fax: 949-450-5300
Email: info@endocare.com
Website: www.endocare.com

FOR RELEASE SEPTEMBER 26, 2003 at 7:30 AM EDT

Investor Contact:	Media Contact	For Additional Information:
Matt Clawson	Len Hall	William J. Nydam, President
Allen & Caron, Inc.	Allen & Caron, Inc.	Katherine Greenberg, CFO
949/474-4300	949/474-4300	Endocare, Inc.
matt@allencaron.com	len@allencaron.com	949/450-5400
www.allencaron.com		www.endocare.com

ENDOCARE REPORTS RE-AUDITED 2000 AND 2001 FINANCIAL RESULTS, AND
AUDITED 2002 FINANCIAL RESULTS

     IRVINE, CA (September 26, 2003) . . . Endocare, Inc. (ENDO.PK) (the “Company”), an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation, today announced that its independent auditor, Ernst & Young LLP, has completed the re-audit of financial statements for the years ended December 31, 2000 and 2001, as well as the audit of financial statements for the year ended December 31, 2002. The Company provided summary results for those periods, including restated statements of operations and a restated balance sheet and is planning to file the corresponding 2002 Form 10-K and 2002 third quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) in October. The Company plans to come back into full compliance with SEC reporting requirements by filing its Forms 10-Q due with respect to the first and second quarters of 2003 shortly after filing its 2002 periodic reports.

     Endocare’s former auditor, KPMG LLP, withdrew its certification of the 2001 audit report in December of 2002 and its 1999 and 2000 audit reports in September of 2003. KPMG LLP also raised questions about the Company’s financial statements for the first and second quarters of 2002. As a result, KPMG did not complete the review of the third quarter of 2002 and audit of the year ended December 31, 2002. The Company’s Board of Directors, based upon the recommendation of management and the Audit Committee, hired Ernst & Young LLP in April 2003 to re-audit 2001 and audit the 2002 financial statements, and in June 2003 to re-audit the 2000 financial statements.

     For the year ended December 31, 2002, revenues were $30.9 million and the net loss was $42.4 million, or a $1.78 loss per share. Results for 2002 include a fourth quarter non-cash goodwill impairment charge of $20.3 million primarily related to the acquisition of Timm Medical Technologies, Inc. in the first quarter.

     For the year ended December 31, 2001, revenues were $13 million and the net loss was $11.5 million, or a $0.68 loss per share. For the year ended December 31, 2000, revenues were $6.6 million and the net loss was $13.8 million, or a $1.08 loss per share.

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ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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     Endocare President William J. Nydam stated that “the re-audits of the years ended December 31, 2000 and 2001 and re-reviews of the financial statements for the first and second quarters of 2002 have resulted in certain adjustments being made to those financial statements previously reported and filed with the SEC. These adjustments included a 16 percent reduction in revenues and an increase of $16.9 million in the net loss from January 1, 2000 through June 30, 2002. Notwithstanding the restatements, however, the Company’s compound annual revenue growth was 119 percent over this period.”

     The major restatement adjustments made to the financial statements are summarized below. The adjustments underscore that the Company’s historical financial systems and controls did not keep pace with the Company’s rapid growth during the periods for which the adjustments were made. Endocare has now taken steps to improve those systems and controls.

     The Company reversed certain Cryocare system sales and adjusted the timing of other sales reducing previously reported revenues by $103,000 for 2000, $2.7 million for 2001 and $3.7 million for the first two quarters of 2002. Revenues reported in the previously filed financial statements included sales of Cryocare systems to customers:

•	Recorded on the date of shipment where the system was initially delivered to a company-controlled facility and shipped to the customer’s location at a later date.

•	Where concessions had been provided to the customers that were not reflected in the original purchase and sales orders and were not taken into account in reporting the dollar value of the sale.

•	Where the Company guaranteed the buyer a minimum revenue stream from the use of the system but the future cost of providing this guarantee was not taken into account in recording the amount of the sale.

•	Where the Company recorded sales to customers knowing that the systems would be resold to, and collections received from, a third-party.

     The Company made certain adjustments to operating expenses, including cost of sales, research and development expenses, and selling, general and administrative expenses, totaling $1.1 million for 2000, $2.3 million for 2001, and $6.5 for the first two quarters of 2002. Adjustments to expense accounts were required for the following reasons:

•	The Company’s practices for accruing expenses in the periods when they were incurred were inconsistent, including sometimes deferring recognition of expenses until receipt of the related invoices. In addition, certain legal, transactional and advertising expenses were capitalized as prepaid and other assets, rather than being expensed as incurred.

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ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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•	The Company did not consistently record: 1) the expense associated with stock options and warrants issued as compensation to consultants; 2) the asset and related amortization for warrants issued to acquire patents; 3) and the deferred financing costs and related amortization expenses for warrants issued in connection with borrowings.

•	The Company did not always record expenses related to sales and use, capital, and employee related taxes in sufficient amounts during the periods.

•	The Company made a $1 million loan to an executive of Advanced Medical Procedures LLC, a company acquired in 1999, for the purchase of shares of stock in the Company. The Company had agreed to forgive this loan ratably over a four-year period during which the executive remained an employee of the Company, but failed to record the full expense related to such compensation.

•	Adjustments for the carrying price of inventory, as well as allowances for shrinkage and obsolescence had not been appropriately recorded. Additionally, the amortization of systems placed at hospital locations had not been appropriately recorded in prior periods.

     The Company reduced its cash balance and increased accounts receivable totaling $1.4 million at December 31, 2001 and $3.7 million at June 30, 2002. The Company, at times, had recorded cash receipts as of the date reflected on the checks received as payment, and reduced accounts receivable accordingly. In some instances, the funds in question were not actually deposited until following the end of the period. Balance sheet accounts were restated for each affected period to record receipts as of the date deposited, which had the effect of reinstating the receivable and reducing cash in those periods.

     Concurrent with releasing its financial results, the Company can now update the preliminary operating statistics that were previously issued subject to revision upon completion of the work done in connection with the restatement of the financial statements. This work has enabled the Company to refine the performance measures reported earlier. The metric previously reported as U.S. based prostate procedures, should have been reported as U.S. procedures, as a small percentage of those cases were renal and other cases. Revised totals are below.

Domestic Totals	2001	2002	Q1 2003	Q2 2003

Total U.S. Cryocare™ systems in service (approximate)	100	190	211	211
Total U.S. physicians trained	110	275	326	399
U.S. Cryoablation procedures	1,093	2,479	717	833
Average selling price (blended)	$2,900	$4,500	$4,600	$4,500

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ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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     Nydam stated, “Sales in the second half of 2002 were negatively impacted by the well-publicized reporting and financial questions raised at Endocare. The distraction to management, the impact on potential customers and the timing of purchases is undeniable. That being said, the continued growth in our core cryoablation business, as measured by the number of procedures, and the Company’s operational resilience have led to a return to a healthy rate of growth in recent months. We are pleased to finally be able to provide shareholders and regulators with the results of the Company that were called into question or delayed in release during the past ten months.”

Conference Call

Endocare management will host a conference call today at 11:30 a.m. (Eastern). The call will be broadcast live over the Internet and can be accessed via the Company’s website (www.endocare.com). Web participants are encouraged to go to the website prior to the start of the call to register, download, and install any necessary audio software. An online archive of the call will be available for one week.

About Endocare

Endocare, Inc.—www.endocare.com— is an innovative medical device company focused on the development of minimally invasive technologies for tissue and tumor ablation. Endocare has initially concentrated on developing devices for the treatment of prostate cancer and believes that its proprietary technologies have broad applications across a number of markets, including the ablation of tumors in the kidney, lung, liver and bone.

     Statements contained in this release that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” in the Company’s Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to negative results in pending litigation; uncertainty relating to ongoing investigations by governmental agencies, changes in and/or attrition to the Company’s senior management, limited operating history of the Company with a history of losses; uncertainty regarding market acceptance of the Company’s products; uncertainty of product development and the associated risks related to clinical trials; the Company’s ability to integrate acquisitions; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company’s products; difficulty in managing growth; the Company’s limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company’s technology; the rapid pace of technological change in the Company’s industry; fluctuations in the Company’s order levels; uncertainty regarding the timing of filing of the Company’s periodic reports; and the Company’s successful relisting on NASDAQ. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

TABLES FOLLOW

ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-YEARS ENDED
DECEMBER 31, 2002, 2001, AND 2000

			As		As
			Previously		Previously
		Restated	Reported	Restated	Reported
	Year	Year	Year	Year	Year
	Ended	Ended	Ended	Ended	Ended
	31-Dec	31-Dec	31-Dec	31-Dec	31-Dec
	2002	2001	2001	2000	2000

Revenues:
System sales	$3,422,000	$7,358,023	$9,793,023	$2,920,795	$3,023,795
Cryoablation procedures	12,601,335	5,678,543	5,928,066	3,647,153	3,647,153
CryoCath	2,104,200	—	—	—	—
Other urology sales	12,788,890	—	—	—	—

Total revenues	30,916,425	13,036,566	15,721,089	6,567,948	6,670,948
Costs and expenses:
Cost of sales	16,484,396	6,208,258	5,423,240	3,756,779	3,012,449
Research and development	2,899,866	2,543,557	3,538,499	2,371,416	3,203,717
Selling, general and administrative	34,169,442	15,728,183	13,171,112	13,435,992	12,230,294
Goodwill impairment	20,311,293	—	—	—	—

Total costs and expenses	73,864,997	24,479,998	22,132,851	19,564,187	18,446,460

Loss from operations	(42,948,572)	(11,443,432)	(6,411,762)	(12,996,239)	(11,775,512)
Loss on minority investment	—	(250,000)	—	—	—
Interest income (expense), net	1,006,504	240,954	488,416	(832,216)	(624,114)

Loss before minority interests	(41,942,068)	(11,452,478)	(5,923,346)	(13,828,455)	(12,399,626)
Minority interests	(443,678)	—	—	—	—

Net loss	$(42,385,746)	$(11,452,478)	$(5,923,346)	$(13,828,455)	$(12,399,626)

Net loss per common share - basic and diluted	$(1.78)	$(0.68)	$(0.35)	$(1.08)	$(0.97)
Weighted average common stock outstanding - basic and diluted	23,822,000	16,741,000	16,741,000	12,757,000	12,757,000

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ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-2002 QUARTERS

				As Previously		As Previously
			Restated	Reported	Restated	Reported
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended	Ended
	31-Dec	30-Sep	30-Jun	30-Jun	31-Mar	31-Mar
	2002	2002	2002	2002	2002	2002

Revenues	$7,108,719	$8,381,793	$8,785,887	$11,378,006	$6,640,026	$7,773,064
Costs and expenses:
Cost of sales	4,465,704	4,525,786	4,188,170	3,437,194	3,304,736	2,760,755
Research and development	848,122	489,890	827,279	1,041,191	734,575	947,867
Selling, general and administrative	10,094,431	8,408,328	9,259,520	5,842,309	6,407,163	4,214,632
Goodwill impairment	20,311,293	—	—	—	—	—

Total costs and expenses	35,719,550	13,424,004	14,274,969	10,320,694	10,446,474	7,923,254

Loss (gain) from operations	(28,610,831)	(5,042,211)	(5,489,082)	1,057,312	(3,806,448)	(150,190)
Loss on minority investment	—	—	—	(250,000)	—	—
Interest income (expense), net	71,993	317,314	284,030	327,244	333,167	316,163

Income (loss) before minority interests	(28,538,838)	(4,724,897)	(5,205,052)	1,134,556	(3,473,281)	165,973
Minority interests	443,678	—	—	—	—	—

Net income (loss)	$(28,982,516)	$(4,724,897)	$(5,205,052)	$1,134,556	$(3,473,281)	$165,973

Net income (loss) per common share:
Basic	$(1.19)	$(0.19)	$(0.22)	$0.05	$(0.15)	$0.01
Diluted	$(1.19)	$(0.19)	$(0.22)	$0.05	$(0.15)	$0.01
Weighted average common shares outstanding:
Basic	24,297,000	24,279,000	24,000,000	24,000,000	22,808,000	22,163,000
Diluted	24,297,000	24,279,000	24,000,000	25,178,000	22,808,000	23,032,000

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ENDOCARE REPORTS RE-AUDITED 2000, 2001 AND 2002 FINANCIAL RESULTS
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ENDOCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS — DECEMBER 31, 2002, AND 2001

			As
			Previously
		Restated	Reported
	31-Dec	31-Dec	31-Dec
	2002	2001	2001

ASSETS
Current Assets:
Cash, equivalents, and available for sale securities	$40,360,985	$81,886,801	$83,238,915
Accounts receivable, net	4,604,576	4,832,963	5,733,563
Inventories	4,491,642	2,129,797	2,415,744
Prepaids and other current assets	640,758	362,951	793,025

Total current assets	50,097,961	89,212,512	92,181,247
Property and equipment	8,244,693	1,749,126	1,814,714
Goodwill	17,538,224	—	—
Intangibles, net	15,763,323	656,374	329,972
Investments and other assets	983,754	3,475,594	3,708,009

Total assets	$92,627,955	$95,093,606	$98,033,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,932,439	$1,807,500	$1,260,214
Accrued compensation and other liabilities	10,544,023	2,405,540	2,160,287

Total current liabilities	13,476,462	4,213,040	3,420,501
Minority interests	928,741	—	—
Stockholders’ equity	78,222,752	90,880,566	94,613,441

Total liabilities and stockholders’ equity	$92,627,955	$95,093,606	$98,033,942

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